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                                                                      EXHIBIT 12
                          WEINGARTEN REALTY INVESTORS
                COMPUTATION OF RATIO OF EARNINGS AND FUNDS FROM
      OPERATIONS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS
                         (DOLLAR AMOUNTS IN THOUSANDS)

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
                                                       Year Ended December 31
                                          ------------------------------------------------
                                                                                             Three Months
                                                                                                Ended
                                            1993     1994     1995      1996       1997     March 31, 1998
                                          --------  -------  -------  ---------  ---------  --------------
Income before extraordinary charge         $36,249  $43,788  $44,802   $ 53,938   $ 54,966      $14,295
Add:
Portion of rents representative of the
interest factor                                521      521      572        605        667          203
Interest on indebtedness                    10,046   10,694   16,707     21,975     30,009        8,334
Amortization of debt cost                      261      456      246        355        432           99
                                           -------  -------  -------   --------   --------      -------
Net income as adjusted                     $47,077  $55,459  $62,327   $ 76,873   $ 86,074      $22,931
                                           =======  =======  =======   ========   ========      =======

Fixed Charges:
Interest on indebtedness                   $10,046  $10,694  $16,707   $ 21,975   $ 30,009      $ 8,334
Capitalized interest                         1,114    1,670    2,878      1,285        812          272
Preferred dividends                              0        0        0          0          0          574
Amortization of debt cost                      261      456      246        355        432           99
Portion of rents representative of the
interest factor                                521      521      572        605        667          203
                                           -------  -------  -------   --------   --------      -------
Fixed charges                              $11,942  $13,341  $20,403   $ 24,220   $ 31,920      $ 9,482
                                           =======  =======  =======   ========   ========      =======
RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED SHARE DIVIDENDS         3.94     4.16     3.05       3.17       2.70         2.42
                                           =======  =======  =======   ========   ========      =======
Net income available to common
 shareholders                              $36,249  $43,788  $44,802   $ 53,938   $ 54,966      $12,329
Depreciation and amortization               23,382   26,842   29,813     33,414     37,544        9,987
Extraordinary charge                             0        0        0          0          0        1,392
(Gains) loss on sales of property           (1,631)     234       14     (5,563)    (3,327)         (83)
                                           -------  -------  -------   --------   --------      -------
Funds from operations                       58,000   70,864   74,629     81,789     89,183       23,625
Portion of rents representative of the
interest factor                                521      521      572        605        667          203
Amortization of debt cost                      261      456      246        355        432           99
Preferred dividends                              0        0        0          0          0          574
Interest on indebtedness                    10,046   10,694   16,707     21,975     30,009        8,334
                                           -------  -------  -------   --------   --------      -------
Funds from operations (as adjusted)        $68,828  $82,535  $92,154   $104,724   $120,291      $32,835
                                           =======  =======  =======   ========   ========      =======
RATIO OF FUNDS FROM
OPERATIONS TO COMBINED FIXED CHARGES
AND PREFERRED SHARE DIVIDENDS                 5.76     6.18     4.51       4.32       3.77         3.46
                                           =======  =======  =======   ========   ========      =======

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